CERTIFICATE OF DESIGNATION

                                       OF

                            SERIES B PREFERRED STOCK

                                       OF

                      FORTUNE NATURAL RESOURCES CORPORATION


      FORTUNE NATURAL RESOURCES CORPORATION, a Delaware corporation, DOES HEREBY CERTIFY:

      That, pursuant to authority conferred upon the Board of Directors of said corporation by virtue of its certificate of incorporation as amended and in accordance with the General Corporation Law of the State of Delaware, said Board of Directors has duly adopted a resolution providing for the issuance of a series of Preferred Stock, par value $1.00 per share, designated as Series B Preferred Stock, which resolution reads as follows:

      "BE IT RESOLVED, that the Board of Directors (the "Board of Directors") of FORTUNE NATURAL RESOURCES CORPORATION (the "Corporation") hereby authorizes the issuance of a series of Preferred Stock and fixes its designation, powers, preferences, conversions, relative, participating, optional or other special rights, voting powers, restrictions, dividends, qualifications and terms and conditions of redemption thereof, as follows:

     Section 1. Designation. The distinctive serial designation of said series shall be "Series B Preferred Stock" (hereinafter called "Series B"). Each share of Series B shall be identical in all respects with all other shares of Series B.

     Section 2. Number of Shares. The number of shares in Series B shall initially be 240,000, which number may from time to time be increased or decreased (but not below the number thereof then outstanding) by the Board of Directors. Shares of Series B that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

     Section 3. Fixed Dividends. The holders of shares of Series B shall be entitled to receive, from funds legally available therefor, cash dividends on a cumulative basis at the rate of 10% per annum. The dividends shall be payable quarterly on the second day of January, April, July, and October, in each calendar quarter with respect to the quarterly dividend period (or portion thereof) for the immediately preceding calendar quarter preceding such respective dividend payment date, to holders of record on the respective date, fixed for such purpose by the Board of Directors in advance of payment of each particular dividend. Any quarterly dividends not paid when due will be accrued and accumulate until paid. Dividends will be paid upon the effective date of any conversion or redemption of the Series B.


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     So long as any share of Series B remains outstanding, no dividend whatever shall be paid or declared and no distribution shall be made on any junior stock, other than a dividend payable solely in junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of junior stock, or the exchange or conversion of one share of junior stock in each case, for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), unless all declared and unpaid dividends on all outstanding shares of Series B for all past dividend periods shall have been paid.

     Section 4. Liquidation Rights. In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series B shall be entitled, before any distribution or payment is made to the holders of any junior stock, to be paid in full an amount as a liquidation preference equivalent to the redemption price in effect at the date of such distribution as provided in Section 5 hereof.

     If such amount shall have been paid in full to all holders of shares of Series B, the remaining assets of the Corporation shall be distributed among the holders of junior stock, according to their respective rights and preferences and in each case according to their respective numbers of shares. For the purposes of this Section 4, the consolidation or merger of the Corporation with any other corporation, or the sale of all or substantially all of the assets of the Corporation, shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

     Section 5. Redemption. On the earlier of (i) 180 days after the date of issuance of the Series B, or (ii) the funding of the Private Placement of the Corporation's Series A Convertible Participating Preferred Stock ("Series A"), the Corporation shall redeem in whole the shares of Series B at the time outstanding at the redemption price as provided in this Section 5. The redemption price for shares of Series B shall be $1 per share, together with any accrued but unpaid dividends to the redemption date.

     Notice of every redemption of shares of Series B shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation. Such mailing shall be a least 2 days and not more than 5 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of shares of Series B designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B.


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     If notice of redemption shall have been duly given, and if on or before the redemption date specified therein all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, on and after such redemption date, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof.

     Section 6. Voting Rights. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders shares of Series B shall not have the right to vote or consent at meetings of the shareholders of this Corporation.

     So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the consent of the holders of at least 66 % of the shares of Series B and of all other series of the Preferred Stock similarly entitled to vote upon the matters specified in this paragraph at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

           (i) Any amendment, alteration or repeal of any of the provisions of the certificate of incorporation, or of the by-laws, of the Corporation, which would alter or change the powers, preferences or special rights of the holder of the Series B and of all such other series of the Preferred Stock so as to affect them adversely; provided, however, that the amendment of the provisions of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of, any junior stock or any shares of any class or series ranking on a parity with the shares of Series B and all such other series of the Preferred Stock shall not be deemed to affect adversely the powers, preferences or special rights of the holders of the shares of Series B and all such other series of the Preferred Stock; and provided, further, that if any such amendment, alteration or repeal would affect adversely any powers, preferences or special rights of the holders of the shares of Series B which are not enjoyed by some or all of the holders of the other series otherwise entitled to vote in accordance with this paragraph, the consent of the holders of at least 66 % of the shares of Series B and of all other series similarly affected, similarly given, shall be required in lieu of the consent of the holders of at least 66 % of the shares of Series B and of all other series of the Preferred Stock otherwise entitled to vote in accordance with this paragraph;

           (ii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the shares of Series B in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends; or


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           (iii)The merger or consolidation of the Corporation with or into any other corporation, unless the surviving or resulting corporation will thereafter have no class or series of shares and no other securities either authorized or outstanding ranking prior to the Series B in the distribution of assets on liquidation, dissolution or winding up or in the payment of dividends, except the same number of shares and the same amount of other securities with the same rights and preferences as the shares and securities of the Corporation respectively authorized and outstanding immediately preceding such merger or consolidation, and each holder of shares of Series B immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences, of the surviving or resulting corporation;

provided , however, that no such consent of the holders of Series B shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect or when the issuance of any such prior shares or convertible security or securities is to be made, or when such consolidation or merger, purchase or redemption is to take effect, as the case may be, provision is made for the redemption of all shares of Series B at the time outstanding.

     So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the consent of the holders of at least a majority of the shares of Series B given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any increase or decrease (but not below the number of shares thereof then outstanding) in the authorized number of shares of Series B, or the authorization or creation of, or the increase in the authorized number of, any shares of any class or series or any security convertible into shares of any class or series ranking on a parity with the Series B in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends; provided, however, that no such consent shall be required if, at or prior to the time such increase, decrease, authorization or creation of parity shares is to be made, provision is made for redemption of all shares of Series B at the time outstanding.

Section 7. Other Rights.

      7.1 The shares of Series B shall not have any powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein.

      7.2 So long as shares of the Series B shall be outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law or by the Certificate of Incorporation or the Bylaws, each as amended from time to time) of the holders of more than fifty percent (50%) of the outstanding shares of the Series B:

           (a) pay or declare any dividend on any shares of Series A Preferred Stock or Common Stock other than in accordance with the requirements hereof;

           (b) sell, convey or otherwise dispose of, assets of the Corporation with a value over $20,000.00, unless the funds are used for the full redemption of the Series B shares;


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           (c)  adversely  alter or change the  rights,  preferences  or privileges of the Series B Preferred Stock; or

           (d) create, cause, or incur any Lien upon any of its properties or assets.

Section 8. Definition. As used herein with respect to Series B, the following term shall have the following meaning:

           (a) The term "junior stock" shall mean the Common Stock, the Series A, and any other class or series of preferred stock of the Corporation hereafter authorized.

           (b) "Lien" shall mean any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of any indebtedness, whether arising by agreement or under any statute or law, or otherwise



      IN WITNESS WHEREOF, FORTUNE NATURAL RESOURCES CORPORATION has caused this certificate to be signed by Tyrone J. Fairbanks, its Chief Executive Officer, this 13th day of February, 2002.



                               FORTUNE NATURAL RESOURCES CORPORATION


                               By:  /s/ Tyrone J. Fairbanks
                                   ---------------------------------

                               Name:  Tyrone J. Fairbanks

                               Title: Chief Executive Officer
                                      -----------------------------